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                                                                       EXHIBIT 5

                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                             1500 NATIONSBANK PLAZA
                               300 CONVENT STREET
                            SAN ANTONIO, TEXAS 78205
                                 (210) 270-0800

                               February 28, 1997

DATA RACE, Inc.
12400 Network Blvd.
San Antonio, Texas  78249

Gentlemen:

     We have acted as counsel to DATA RACE, Inc., a Texas corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Act"), pursuant to the Company's registration statement on Form S-3 (the "Registration Statement") of an aggregate of up to 1,257,238 shares of the Company's Common Stock, no par value (the "Common Stock"), issued or issuable from time to time by the Company as follows:

     (i) up to 965,625 shares (the "Conversion Shares") issuable upon conversion of the Company's 1997 Series A Convertible Preferred Stock (the "Preferred Stock"), issued and issuable hereafter to certain Selling Shareholders (as defined in the Registration Statement) in connection with a private placement of securities pursuant to a Securities Purchase Agreement entered into as of January 10, 1997, between the Company and the 1997 Investors (the "Securities Purchase Agreement");

     (ii) up to 68,700 shares (the "1997 Warrant Shares") issuable upon the exercise of stock purchase warrants (the "1997 Warrants") issued and issuable hereafter to certain Selling Shareholders pursuant to the Securities Purchase Agreement;

     (iii) up to 6,106 shares (the "Consulting Shares") issuable upon exercise of stock purchase warrants (the "Consulting Warrants") issued to a Selling Shareholder pursuant to a consulting arrangement with such Selling Shareholder;

     (iv) up to 250,000 shares (the "Omnitel Shares") issuable upon the exercise of stock purchase warrants (the "Omnitel Warrants") issued to certain Selling Shareholders in connection with the purchase by the Company in 1993 of certain assets of Omnitel, Inc.; and

     (v) up to 35,507 outstanding shares (the "Outstanding Option Shares") issued to a Selling Shareholder upon the exercise of stock options granted in 1991 in connection with a private placement of securities.
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AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
DATA RACE, Inc.
February 28, 1997
Page 2
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     We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed below. In rendering such opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinion, we have relied upon representations of the Company.

     Based upon such examination and representations, we advise you that, in our opinion:

     (i) when issued to the holders of the Preferred Stock in accordance with the Securities Purchase Agreement and the Certificate of Designation (as defined in the Securities Purchase Agreement), the Conversion Shares will be duly authorized, validly issued, fully paid and nonassessable;

     (ii) when issued to the holders of the 1997 Warrants upon the exercise thereof in accordance with the respective warrant agreements (including the payment of the exercise price specified therein), the 1997 Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable;

     (iii) when issued to the holder of the Consulting Warrants upon the exercise thereof in accordance with the warrant agreement (including the payment of the exercise price specified therein), the Consulting Shares will be duly authorized, validly issued, fully paid and nonassessable;

     (iv) when issued to the holders of the Omnitel Warrants upon the exercise thereof in accordance with the respective warrant agreements (including the payment of the exercise price specified therein), the Omnitel Shares will be duly authorized, validly issued, fully paid and nonassessable; and

     (v) the Outstanding Option Shares are duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference of this firm under the caption "Legal Opinions" in the Prospectus contained therein.

     This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.

                              Very truly yours,

                              /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                              AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.